Kenvue Reports Second Quarter 2024 Results

•Net Sales of $4.0 Billion decreased 0.3%; Organic Growth1 was +1.5%

•Diluted EPS was $0.03; Adjusted Diluted EPS1 was $0.32

•Productivity gains fuels accelerated investment in brands for future growth

•Reaffirms Outlook for FY24 Net Sales Growth and Adjusted Diluted EPS

SKILLMAN, N.J. August 6, 2024 – Kenvue Inc. (NYSE: KVUE) (“Kenvue”), today announced financial results for the fiscal second quarter ended June 30, 2024.

“We are on track to deliver the financial targets we set for 2024, and while we are in the early days, our work to transform Kenvue into a bolder, more agile organization focused on profitable growth is producing results,” said Thibaut Mongon, Chief Executive Officer. “With the progress we have made in the first half of the year to increase productivity and free up resources, we are accelerating investment behind our global portfolio of iconic brands to reach more consumers and deliver on our long-term value creation algorithm.”

Second Quarter 2024 Financial Results

Net Sales and Organic Growth
Second quarter Net sales decreased 0.3% following a 5.4% increase in the prior year period. Organic growth1 was 1.5% over 7.7% Organic growth in the prior year period. Organic growth was comprised of 2.1% value realization (price and mix) and (0.6)% volume.

Value realization was driven by a combination of both carry-over pricing and new price actions. The slight volume declines were driven primarily by Skin Health and Beauty and Self Care, partially offset by growth in Essential Health.

Gross Profit Margin and Operating Income Margin
Second quarter Gross profit margin expanded 360 basis points to 59.1% from 55.5% in the prior year period. Adjusted gross profit margin1 expanded 410 basis points to 61.6% from 57.5% in the prior year period. The year-over-year improvement primarily reflects productivity gains attributable to our global supply chain efficiency initiatives, including commodity pricing, and to value realization.

Second quarter Operating income margin was 3.9% vs 17.5% in the prior year period. Charges related to Dr.Ci:Labo® asset impairment (see details below), brand investment, and restructuring charges, were partially offset by efficiency gains.

Second quarter Adjusted operating income margin1 was 22.8% vs 23.1% in the prior year period as significant year-over-year Gross margin expansion was more than offset by increased brand investment.

Interest expense, net and Taxes
Second quarter Interest expense, net was $92 million.

The second quarter Effective tax rate was 10.8% vs 32.7% in the prior year period, driven by the reversal of a deferred tax liability related to the Dr.Ci:Labo® non-cash asset impairment. The Adjusted effective tax rate1 was 25.7% vs. 30.8% in the prior year period, primarily due to the remeasurement of state deferred taxes.

Net income per share (“Earnings per share”)
Second quarter Diluted earnings per share was $0.03 vs. $0.23 in the prior year period and Adjusted diluted earnings per share1 was $0.32 vs. $0.31 in the prior year period. The Diluted earnings per share decline was primarily due to the aforementioned asset impairment charge. Adjusted diluted earnings per share was slightly higher year-over-year as profit growth and normalizing taxes were offset by accelerated investment in our brands and an increase in weighted average share count.

Long-Lived Asset Impairment Charge

In the second quarter, the Company took a non-cash charge of $488 million ($337 million after-tax) to adjust the carrying value of long-lived assets related to the Dr.Ci:Labo® business. The impairment was a result of updates in our strategy to reach more consumers and appropriately address evolving market dynamics, including shifts in consumer sentiment in China as well as changing shopping patterns in the region. The Company continues to believe in the strength of the brand and is investing in its long-term growth opportunities.

2024 Outlook
Based on current spot rates, the Company reaffirms its outlook for 2024, including Net sales growth of 1.0%-3.0% (2.0%-4.0% Organic growth), and Adjusted diluted earnings per share in the range of $1.10-$1.20.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted diluted earnings per share or Organic growth to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as foreign exchange, acquisitions, or divestitures.

Webcast Information
As previously announced, Kenvue will host a conference call with investors to discuss its second quarter results on Tuesday, August 6, 2024 at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 877-407-8835 from the U.S. or +1 201-689-8779 from international locations. A live webcast of the conference call can also be accessed at investors.kenvue.com, with a replay made available after the live event.

About Kenvue
Kenvue is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena® and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we believe in the extraordinary power of everyday care and our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at www.kenvue.com.
.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release and the related prepared materials and webcast.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define the non-GAAP measure EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA, another non-GAAP financial measure, as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), litigation expense, and losses on investments. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges other than the Dr.Ci:Labo® asset impairment, litigation expense, losses on investments, and interest income from a related party note.

We also exclude taxes related to the Deferred Markets, taxes related to the Dr.Ci:Labo® asset impairment charges, certain one-time tax only adjustments which includes the removal of tax effects from the carve-out methodology and the impact of the interest expense from the debt issuance, which reduced the Company’s capacity to utilize foreign tax credits against U.S. foreign source income. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin as U.S. GAAP Gross profit margin adjusted for amortization, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, litigation expense, losses on investments, interest income from a related party note, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, and litigation expense. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin as Adjusted operating income as a percentage of Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for Purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic growth: We define Organic growth as the period-over-period change in U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. Management believes Organic growth provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

The non-GAAP measures as presented herein have been prepared as if our operations had been conducted independently from Johnson & Johnson prior to May 4, 2023, the date Kenvue’s common stock began trading on the New York Stock Exchange, and therefore they include certain Johnson & Johnson corporate and shared costs allocated to us. Management believes the cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, us during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred if we had been operating as a standalone company.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position and business strategy. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; economic factors, such as interest rate and currency exchange rate fluctuations; the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to access capital markets and maintain satisfactory credit ratings, which could adversely affect its liquidity, capital position and borrowing costs; competition, including technological advances, new products and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war (including the Russia-Ukraine War and conflicts in the Middle East) or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; and the risk of disruption or unanticipated costs in connection with the separation. A further list and descriptions of these risks, uncertainties and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Contacts
Investor Relations:
Jim Giannakouros, CFA
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statement of Operations
(Unaudited; In Millions Except Per Share Data)

	Fiscal Three Months Ended			Fiscal Six Months Ended
	June 30, 2024		July 2, 2023	June 30, 2024	July 2, 2023
Net sales	$4,000		$4,011	$7,894	$7,863
Cost of sales	1,635		1,786	3,287	3,513
Gross profit	2,365	—	2,225	4,607	4,350
Selling, general and administrative expenses	1,641		1,522	3,214	3,024
Restructuring expenses	48		—	89	—
Impairment charges	510		—	578	—
Other operating expense (income), net	12		1	22	(16)
Operating income	154		702	704	1,342
Other (income) expense, net	(3)		10	25	40
Interest expense, net	92		53	187	54
Income before taxes	65		639	492	1,248
Provision for taxes	7		209	138	349
Net income	$58		$430	$354	$899

Net income per share
Basic	$0.03		$0.23	$0.18	$0.51
Diluted	$0.03		$0.23	$0.18	$0.51
Weighted average number of shares outstanding
Basic	1,915		1,838	1,915	1,777
Diluted	1,920		1,838	1,920	1,777

Non-GAAP Financial Information
Organic Growth

The following tables present a reconciliation of the change in Net sales, as reported, to Organic growth for the periods presented:

	Fiscal Three Months Ended June 30, 2024 vs July 2, 2023(1)
	Reported Net sales change				Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount		Percent		Amount	Amount	Percent
Self Care	$(26)		(1.6)%		$(22)	$(4)	(0.2)%
Skin Health and Beauty	(44)		(3.8)		(17)	(27)	(2.4)
Essential Health	59		4.9		(33)	92	7.6
Total	$(11)	$—	(0.3)%	$—	$(72)	$61	1.5%

	Fiscal Three Months Ended June 30, 2024 vs July 2, 2023(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	(1.6)%	(1.4)%	1.1%	(1.3)%
Skin Health and Beauty	(3.8)	(1.4)	1.5	(3.9)
Essential Health	4.9	(2.7)	4.1	3.5
Total	(0.3)%	(1.8)%	2.1%	(0.6)%

	Fiscal Three Months Ended July 2, 2023 vs July 3, 2022(1)
	Reported Net sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$180	12.2%	$(30)	$210	14.2%
Skin Health and Beauty	21	1.9	(17)	38	3.4
Essential Health	6	0.5	(40)	46	3.8
Total	$207	5.4%	$(87)	$294	7.7%

	Fiscal Three Months Ended July 2, 2023 vs July 3, 2022(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency		Organic growth(2)
				Price/Mix(3)		Volume
Self Care	12.2%	(2.0)%		10.6%		3.6%
Skin Health and Beauty	1.9	(1.5)		6.6		(3.2)
Essential Health	0.5	(3.3)		10.7		(6.9)
Total	5.4%	(2.3)%	—%	9.4%	—%	(1.7)%

	Fiscal Six Months Ended June 30, 2024 vs July 2, 2023(1)
	Reported Net sales change				Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount		Percent		Amount	Amount	Percent
Self Care	$32		1.0%		$(33)	$65	2.0%
Skin Health and Beauty	(101)		(4.5)		(24)	(77)	(3.4)
Essential Health	100		4.3		(46)	146	6.3
Total	$31	$—	0.4%	$—	$(103)	$134	1.7%

	Fiscal Six Months Ended June 30, 2024 vs July 2, 2023(1)
(Unaudited)	Reported Net sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	1.0%	(1.0)%	3.4%	(1.4)%
Skin Health and Beauty	(4.5)	(1.1)	1.9	(5.3)
Essential Health	4.3	(2.0)	5.4	0.9
Total	0.4%	(1.3)%	3.5%	(1.8)%

	Fiscal Six Months Ended July 2, 2023 vs July 3, 2022(1)
	Reported Net sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$355	12.1%	$(80)	$435	14.8%
Skin Health and Beauty	120	5.6	(52)	172	8.0
Essential Health	(6)	(0.3)	(97)	91	3.9
Total	$469	6.3%	$(229)	$698	9.4%

	Fiscal Six Months Ended July 2, 2023 vs July 3, 2022(1))
(Unaudited)	Reported Net sales change	Impact of foreign currency		Organic growth(2)
				Price/Mix(3)		Volume
Self Care	12.1%	(2.7)%		9.4%		5.3%
Skin Health and Beauty	5.6	(2.4)		7.6		0.4
Essential Health	(0.3)	(4.2)		10.1		(6.1)
Total	6.3%	(3.1)%	—%	9.1%	—%	0.3%
(1) Acquisitions and divestitures did not materially impact the reported Net sales change.
(2) Non-GAAP financial measure. Excludes the impact of foreign currency exchange and the impact of Acquisitions and divestitures.
(3) Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales and Adjusted operating income for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Self Care	$1,635	$1,661	$3,333	$3,301
Skin Health and Beauty	1,103	1,147	2,157	2,258
Essential Health	1,262	1,203	2,404	2,304
Total segment net sales	$4,000	$4,011	$7,894	$7,863

	Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Self Care Adjusted operating income	$534	$576	$1,135	$1,158
Skin Health and Beauty Adjusted operating income	165	201	311	350
Essential Health Adjusted operating income	359	250	623	461
Total(1)	$1,058	$1,027	$2,069	$1,969
Depreciation	(69)	(68)	(144)	(139)
General corporate/unallocated expenses	(89)	(74)	(176)	(143)
Other operating (expense) income, net	(12)	(1)	(22)	16
Other—impact of Deferred Markets(2)	23	21	39	21
Litigation expense	—	20	—	20
Adjusted operating income (non-GAAP)	$911	$925	$1,766	$1,744
Reconciliation to Income before taxes:
Amortization	72	80	146	161
Separation-related costs(3)	79	102	146	200
Restructuring and operating model optimization initiatives	58	—	108	—
Conversion of stock-based awards	6	—	28	—
Other—impact of Deferred Markets(2)	23	21	39	21
Founder Shares	9	—	17	—
Litigation expense	—	20	—	20
Impairment charges	510	—	578	—
Operating income	$154	$702	$704	$1,342
Other (income) expense, net	(3)	10	25	40
Interest expense, net	92	53	187	54
Income before taxes	$65	$639	$492	$1,248
(1) For the second fiscal quarter of 2024, the Company adjusted the allocation for certain Research & development costs within Selling, general, and administrative expenses to align with segment financial results as measured by the Company, including the chief operating decision maker (the “CODM”). Accordingly, the Company has updated its segment disclosures to reflect the updated presentation in all prior periods. Total Adjusted operating income did not change as a result of this update.
(2) Includes the provision for taxes and minority interest expense related to Deferred Markets recognized within Other operating expense (income), net, which are payable to Johnson & Johnson through interim agreements until these Deferred Markets can be transferred to the Company. Deferred Markets are local businesses in certain non-U.S. jurisdictions in which the transfer from Johnson & Johnson of certain assets and liabilities were deferred in order to ensure compliance with applicable law, to obtain necessary governmental approvals and other consents, and for other business reasons.
(3) Costs incurred in connection with our establishment as a standalone public company are defined as “Separation-related costs.”

The following tables present reconciliations of GAAP to Non-GAAP for the periods presented:

	Fiscal Three Months Ended June 30, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$4,000	—		$4,000

Gross profit	$2,365	99	(a)	$2,464
Gross profit margin	59.1%			61.6%

Operating income	$154	757	(a)-(d)	$911
Operating income margin	3.9%			22.8%

Net Income	$58	553	(a)-(e)	$611
Net income margin	1.5%			15.3%
Interest expense, net	$92
Provision for taxes	$7
Depreciation and amortization	$141
EBITDA (non-GAAP)	$298	685	(b)-(d), (f)	$983
EBITDA margin	7.5%			24.6%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Impairment charges	Other operating expense (income), net	Provision for taxes	Total
Amortization	$72	$—	$—	$—	$—	$72
Restructuring expenses	—	48	—	—	—	48
Operating model optimization initiatives	9	1	—	—	—	10
Separation-related costs (including conversion of stock-based awards and Founder Shares)	18	76	—	—	—	94
Impairment charges	—	—	510	—	(151)	359
Impact of Deferred Markets—minority interest expense	—	—	—	9	—	9
Impact of Deferred Markets—provision for taxes	—	—	—	14	(14)	—
Tax impact on special item adjustments	—	—	—	—	(39)	(39)
Total	$99	$125	$510	$23	$(204)	$553
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$27
	(f)

	Fiscal Three Months Ended July 2, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$4,011	—		$4,011

Gross profit	$2,225	80	(a)	$2,305
Gross profit margin	55.5%			57.5%

Operating income	$702	223	(a)-(c)	$925
Operating income margin	17.5%			23.1%

Net Income	$430	144	(a)-(e)	$574
Net income margin	10.7%			14.3%
Interest expense, net	$53
Provision for taxes	$209
Depreciation and amortization	$148
EBITDA (non-GAAP)	$840	143	(b)-(c)	$983
EBITDA margin	20.9%			24.5%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Other operating expense (income), net	Interest expense, net	Provision for taxes	Total
Amortization	$80	$—	$—	$—	$—	$80
Separation-related costs	—	102	—	—	—	102
Impact of Deferred Markets—minority interest expense	—	—	6	—	—	6
Impact of Deferred Markets—provision for taxes	—	—	15	—	(15)	—
Litigation expense	—	—	20	—	—	20
Interest income from related party note	—	—	—	(33)	—	(33)
Tax impact on special item adjustments	—	—	—	—	(31)	(31)
Total	$80	$102	$41	$(33)	$(46)	$144
	(a)	(b)	(c)	(d)	(e)

	Fiscal Six Months Ended June 30, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$7,894	—		$7,894

Gross profit	$4,607	202	(a)	$4,809
Gross profit margin	58.4%			60.9%

Operating income	$704	1,062	(a)-(d)	$1,766
Operating income margin	8.9%			22.4%

Net Income	$354	804	(a)-(f)	$1,158
Net income margin	4.5%			14.7%
Interest expense, net	$187
Provision for taxes	$138
Depreciation and amortization	$290
EBITDA (non-GAAP)	$969	947	(b)-(e), (g)	$1,916
EBITDA margin	12.3%			24.3%

Detail of Adjustments
	Cost of sales	SG&A/Restructuring expenses	Impairment charges	Other operating expense (income), net	Other (income) expense, net	Provision for taxes	Total
Amortization	$146	$—	$—	$—	$—	$—	$146
Restructuring expenses	—	89	—	—	—	—	89
Operating model optimization initiatives	15	4	—	—	—	—	19
Separation-related costs (including conversion of stock-based awards and Founder Shares)	41	150	—	—	—	—	191
Impairment charges	—	—	578	—	—	(151)	427
Impact of Deferred Markets—minority interest expense	—	—	—	16	—	—	16
Impact of Deferred Markets—provision for taxes	—	—	—	23	—	(23)	—
Losses on investments	—	—	—	—	31	—	31
Tax impact on special item adjustments	—	—	—	—	—	(115)	(115)
Total	$202	$243	$578	$39	$31	$(289)	$804
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$56
	(g)

	Fiscal Six Months Ended July 2, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$7,863	—		$7,863

Gross profit	$4,350	161	(a)	$4,511
Gross profit margin	55.3%			57.4%

Operating income	$1,342	402	(a)-(c)	$1,744
Operating income margin	17.1%			22.2%

Net Income	$899	308	(a)-(f)	$1,207
Net income margin	11.4%			15.4%
Interest expense, net	$54
Provision for taxes	$349
Depreciation and amortization	$300
EBITDA (non-GAAP)	$1,602	248	(b)-(d)	$1,850
EBITDA margin	20.4%			23.5%

Detail of Adjustments
	Cost of sales		SG&A/Restructuring expenses		Other operating expense (income), net		Other (income) expense, net		Interest expense, net		Provision for taxes	Total
Amortization	$161		$—		$—		$—		$—		$—	$161
Separation-related costs	—		200		—		—		—		—	200
Impact of Deferred Markets—minority interest expense	—		—		6		—		—		—	6
Impact of Deferred Markets—provision for taxes	—		—		15		—		—		(15)	—
Litigation expense	—		—		20		—		—		—	20
Losses on investments	—		—		—		7		—		—	7
Interest income from related party note	—		—		—		—		(33)		—	(33)
Tax impact on special item adjustments	—		—		—		—		—		(53)	(53)
Total	$161	$—	$200	$—	$41	$—	$7	$—	$(33)	$—	$(68)	$308
	(a)		(b)		(c)		(d)		(e)		(f)

The following tables present reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Effective tax rate	10.8%	32.7%	28.0%	28.0%
Adjustments:
Tax-effect on special item adjustments	(2.9)	(10.6)	(3.1)	(2.4)
Dr.Ci:Labo® Impairment	17.3	—	1.4	—
Removal of tax benefits from carve out methodology	—	6.8	—	3.5
Taxes related to Deferred Markets	0.5	1.8	0.5	0.9
Valuation allowance on foreign tax credits due to interest expense	—	—	—	(4.3)
Other	—	0.1	0.1	—
Adjusted Effective tax rate (non-GAAP)	25.7%	30.8%	26.9%	25.7%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2024:

Fiscal Year 2024
(Unaudited)	Forecast
Effective tax rate	26.5% - 27.5%
Adjustments:
Tax-effect on special item adjustments	(1.5)
Taxes related to Deferred Markets	0.5
Adjusted Effective tax rate (non-GAAP)	25.5% - 26.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended			Fiscal Six Months Ended
(Unaudited)	June 30, 2024		July 2, 2023	June 30, 2024	July 2, 2023
Diluted earnings per share	$0.03		$0.23	$0.18	$0.51
Adjustments:
Separation-related costs	0.04		0.06	0.08	0.11
Restructuring and operating model optimization initiatives	0.03		—	0.06	—
Impairment charges	0.27		—	0.30	—
Amortization	0.04		0.04	0.08	0.09
Losses on investments	—		—	0.02	—
Interest income from related party note	—		(0.02)	—	(0.02)
Tax impact on special item adjustments	(0.10)		(0.02)	(0.14)	(0.03)
Other	0.01		0.02	0.02	0.02
Adjusted diluted earnings per share (non-GAAP)	$0.32	$—	$0.31	$0.60	$0.68

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Six Months Ended
(Unaudited; Dollars in Billions)	June 30, 2024	July 2, 2023
Net cash flows from operating activities	$0.7	$1.5
Purchases of property, plant, and equipment	(0.2)	(0.1)
Free cash flow (non-GAAP)	$0.5	$1.4

Other Supplemental Financial Information
The following table presents the Company’s Net sales by Geographic Region for the periods presented:

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net sales by geographic region
North America	$2,020	$2,028	$3,893	$3,969
Europe, Middle East and Africa	878	864	1,783	1,702
Asia Pacific	780	781	1,546	1,549
Latin America	322	338	672	643
Total Net sales by geographic region	$4,000	$4,011	$7,894	$7,863

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended		Fiscal Six Months Ended
(Unaudited; Dollars in Millions)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Research & Development	$105	$99	$205	$188

The following table presents the Company’s Cash and cash equivalents, Total debt and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$1.0	$1.4
Total debt	(8.5)	(8.3)
Net debt	$(7.5)	$(6.9)